Filed pursuant to Rule 433

Free Writing Prospectus

January 22, 2026

Registration No. 333-286456

A GIANT LEAP FOR DOGEKIND

TDOG | **21shares Dogecoin ETF**

21shares

Crypto investing with ETFs

The Fund maintains exposure to "spot" Dogecoin. This material must be preceded or accompanied by a propsectus. For the 21shares Dogecoin ETF (TDOG, or 'The Fund'), please visit: https://www.21shares.com/en-us/products-us/tdog. The Fund is not a fund registered under the Investment Company Act of 1940, as amended ("1940 Act"), and is not subject to regulation under the 1940, unlike most exchange traded products, ETFs or mutual funds.The Fund is subject to significant risk. An investor may lose all their investment. The Fund is subject to heightened volatility. The Fund is not suitable for all investors. An investment in the Fund is not an investment in Dogecoin. The Marketing Agent is Foreside Global Services, LLC.

 Filed pursuant to Rule 433

Free Writing Prospectus

January 22, 2026

Registration No. 333-286456

EVERY PORTFOLIO

DESERVES A TREAT

TDOG | 21shares Dogecoin ETF

21shares

Crypto investing with ETFs

The Fund maintains exposure to "spot" Dogecoin. This material must be preceded or accompanied by a propsectus. For the 21shares Dogecoin ETF (TDOG, or 'The Fund'), please visit: https://www.21shares.com/en-us/products-us/tdog. The Fund is not a fund registered under the Investment Company Act of 1940, as amended ("1940 Act"), and is not subject to regulation under the 1940, unlike most exchange traded products, ETFs or mutual funds.The Fund is subject to significant risk. An investor may lose all their investment. The Fund is subject to heightened volatility. The Fund is not suitable for all investors. An investment in the Fund is not an investment in Dogecoin. The Marketing Agent is Foreside Global Services, LLC.

 Filed pursuant to Rule 433

Free Writing Prospectus

January 22, 2026

Registration No. 333-286456

FROM MEME TO

MAINSTREAM

TDOG | 21shares Dogecoin ETF

21shares

Crypto investing with ETFs

The Fund maintains exposure to "spot" Dogecoin. This material must be preceded or accompanied by a propsectus. For the 21shares Dogecoin ETF (TDOG, or 'The Fund'), please visit: https://www.21shares.com/en-us/products-us/tdog. The Fund is not a fund registered under the Investment Company Act of 1940, as amended ("1940 Act"), and is not subject to regulation under the 1940, unlike most exchange traded products, ETFs or mutual funds.The Fund is subject to significant risk. An investor may lose all their investment. The Fund is subject to heightened volatility. The Fund is not suitable for all investors. An investment in the Fund is not an investment in Dogecoin. The Marketing Agent is Foreside Global Services, LLC.